Exhibit 99.1

TransDigm to Acquire Goodrich Pump & Engine Control Systems

CLEVELAND, October 25, 2012 /PRNewswire via COMTEX/ — TransDigm Group Incorporated (NYSE: TDG), announced today that it has entered into a definitive agreement with United Technologies Corporation to acquire the pump & engine control systems business of Goodrich (Goodrich Pump & Engine Control Systems or GPECS), for approximately $236 million in cash. The acquisition, subject to regulatory approvals and other customary closing conditions, is expected to close late in the current calendar year or early in 2013.

GPECS, located in West Hartford, Connecticut, manufactures proprietary, highly engineered aerospace fuel systems for the business jet, helicopter, military and commercial marketplace. The major engine platforms include the General Electric T700, the Honeywell T55, the Rolls-Royce M250, the Williams FJ44 family, the Turbomeca Arrius/Arriel, and the Pratt Whitney Canada 210 engines. The Company is expected to have calendar year 2012 revenues of approximately $195 million, with EBITDA roughly in the low teens as a percent of revenue. Aftermarket revenues make up approximately 55% of the revenue.

GPECS designs and manufactures highly engineered electronic engine controls, fuel metering units and main fuel pumps. The commercial market comprises about 40% of the Company’s 2012 revenues with the balance coming from the military.

W. Nicholas Howley, Chairman and CEO of TransDigm Group Incorporated stated, “GPECS is a long established proprietary business with significant aftermarket content and an outstanding reputation. The highly engineered products are both a good fit with our overall strategy and also allow us to expand our content on a number of substantial engine applications. As with all TransDigm acquisitions, we see opportunities for significant value creation.”

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com

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